UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

STRIVE, INC.
(Exact name of Company as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Ct, Suite 1400, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(855) 427-7360
(Company’s telephone number, including area code)

Asset Entities Inc. 100 Crescent Ct, 7th Floor, Dallas, TX 75201
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ASST	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K (this “Current Report”) is being filed in connection with the consummation of the previously announced Merger (as defined below) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2025 (the “Merger Agreement”), by and among Strive, Inc. (f.k.a., Asset Entities Inc.), a Nevada corporation (the “Company”), Alpha Merger Sub, Inc., an Ohio corporation (“Merger Sub”), and Strive Enterprises, Inc., an Ohio corporation (“Strive”). The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

On September 12, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into Strive, with Strive surviving as a wholly owned subsidiary of the Company (the “Merger”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

Item 1.01 Entry into a Material Definitive Agreement

Shareholders Agreement

On September 12, 2025 (the “Closing Date”), the Company entered into a shareholders agreement with Vivek Ramaswamy, together with an affiliated trust managed by a third-party trustee and investment advisor, Matthew Cole, 2025-10 Investments LLC (controlled by Benjamin Pham), Logan Beirne and Anson Frericks (the “Controlling Shareholders” and such agreement, the “Shareholders Agreement”). Pursuant to the Shareholders Agreement, the Controlling Shareholders will have certain rights so long as they beneficially own outstanding shares of the Company’s Class B Common Stock, $0.001 par value per share (the “New Class B Common Stock”) and Class A Common Stock, $0.001 par value per share (the “New Class A Common Stock” and, together with the New Class B Common Stock, the “New Common Stock”) representing at least 50% of the voting power of the New Common Stock then outstanding.

Pursuant to the terms of the Shareholders Agreement, the Controlling Shareholders will have the right, but not the obligation, to nominate a number of designees to the Company’s Board of Directors (the “Board”) equal to the greater of four designees and a majority of the Board. If at any time the number of such designees to the Company’s Board who are members of the Board is fewer than the total number of designees the Controlling Shareholders are entitled to nominate, the Controlling Shareholders will have the right, at any time, to nominate such additional designees to which they are entitled, in which case the Company will take all necessary action to (i) increase the size of the Board in order to enable the Controlling Shareholders to nominate such additional designees, and (ii) appoint such additional designees nominated by the Controlling Shareholders to such newly created directorships. In addition, the Company has agreed that, as long as the Controlling Shareholders beneficially own shares of New Common Stock representing at least 50% of the voting power of the then outstanding shares of New Common Stock, no change will be made to the number of directors on the Board without the prior approval of the Controlling Shareholders.

In addition, the Shareholders Agreement provides that, prior to termination of the Shareholders Agreement, (i) at every stockholder meeting or action or approval of the Company’s stockholders by written consent, each of the Controlling Shareholders shall vote all of its shares in the Company as directed by the Controlling Shareholders holding a majority of the voting power of the Company in such majority’s sole discretion; (ii) at every stockholder meeting, each of the Controlling Shareholders shall be represented in person or by proxy at such meeting in order for such Controlling Shareholder’s shares to be counted as present for purposes of establishing a quorum; and (iii) each Controlling Shareholder shall execute and deliver, within 48 hours of receipt, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in this paragraph above, which shall be voted in the manner described above, except to the extent that a law or order issued by a governmental authority prohibits any of the foregoing.

The Company has also agreed that it will elect to be a “controlled company” for purposes of the Nasdaq listing standards as long as it qualifies as a “controlled company” under such standards.

The Shareholders Agreement will automatically terminate when the Controlling Shareholders cease to beneficially own shares of New Common Stock representing at least 50% of the voting power of the then outstanding shares of New Common Stock.

Registration Rights Agreement

On September 12, 2025, the Company entered into a registration rights agreement with the Controlling Shareholders (the “Registration Rights Agreement”), each of which will be entitled to certain demand and piggyback registration rights.

The Registration Rights Agreement will expire on the date on which the securities subject to the registration rights agreement (i) are sold pursuant to an effective registration statement, (ii) are sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) are eligible to be resold without regard to the volume or public information requirements of Rule 144. The registration rights are subject to certain delay, suspension and cutback provisions.

The Registration Rights Agreement includes customary indemnification and contribution provisions. All fees, costs and expenses related to registrations generally will be borne by the Company, other than underwriting discounts and commissions attributable to the sale of registrable securities.

The Company is required to file a shelf registration statement on Form S-3 that covers the Controlling Shareholders’ registrable securities within 30 days of the Closing Date. To the extent the Company is a well-known seasoned issuer, the Controlling Shareholders making a demand registration may also request that the Company file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered. If the U.S. Securities and Exchange Commission (the “SEC”) has determined the Company is ineligible to file a registration statement on Form S-3, the Company shall file such shelf registration statement on Form S-1.

The Registration Rights Agreement grants the Controlling Shareholders certain rights to demand takedowns from a shelf registration statement. Any underwritten takedown demand is required to include at least 5.0% of the New Common Stock as of the Closing Date or have an anticipated aggregate offering price of at least $50.0 million. Depending on certain conditions, the Company may defer a demand registration for up to 90 days in any twelve-month period.

In the event that the Company proposes to register any of its securities under the Securities Act, either for the Company’s account or for the account of the Company’s other security holders, the Controlling Shareholders are entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever the Company proposes to file a registration statement under the Securities Act, the holders of these shares are entitled to notice of the registration.

Notwithstanding the registration rights described above, if there is an underwritten demand offering of New Common Stock, directors and executive officers and the stockholders that are parties to the Registration Rights Agreement agree to deliver lock-up agreements to the underwriters of such offering to restrict transfers of their New Common Stock. The restrictions apply for up to 90 days in connection with an underwritten offering demanded pursuant to the Registration Rights Agreement.

The Registration Rights Agreement provides that the Company must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The Registration Rights Agreement contains customary indemnification and contribution provisions. The Company is also required to cooperate with the Controlling Shareholders in connection with certain pledges of their shares or grants of security interests in respect thereof, including in connection with margin loans.

The foregoing description of the Shareholders Agreement and Registration Rights Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Shareholders Agreement and Registration Rights Agreement, which are filed herewith as Exhibits 4.1 and 4.2 and incorporated by reference herein.

Investor Rights Agreement

The Controlling Shareholders (other than Mr. Beirne) are also party to that certain First Amended and Restated Investor Rights Agreement, dated as of July 15, 2024, by and among Strive Enterprises and the other parties thereto (the “IRA”) (as amended by that certain First Amendment to the First Amended and Restated Investors’ Rights Agreement, dated as of September 12, 2025 (such amendment to the IRA, the “IRA Amendment”), pursuant to which such Controlling Shareholders have agreed, subject to certain exceptions, not to transfer or take certain other actions with respect to New Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for New Common Stock, in each case, issued in connection with the Merger, until thirty (30) calendar days following the effectiveness of the shelf registration statement on Form S-3 or Form S-1 (or a prospectus supplement pursuant to an existing registration statement on such forms) registering the resale of the shares issuable in the PIPE (as defined herein) transaction that are eligible for registration following the closing of the Merger.

The foregoing description of the IRA Amendment is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the IRA Amendment, which are filed herewith as Exhibit 4.3 and incorporated by reference herein.

Merger Issuance

In connection with the Merger, the Company issued to Strive equity holders 270,514,708 shares of New Common Stock as merger consideration, excluding any issuance in connection with the private investment in public equity (“PIPE”) financing.

PIPE Financing

On September 12, 2025, the Company consummated its previously disclosed PIPE financing transaction, pursuant to which it issued 345,487,794 shares of the New Class A Common Stock, 209,771,462 pre-funded warrants (“Pre-Funded Warrants”), and 555,259,256 traditional warrants (“Traditional Warrants”) for aggregate consideration of approximately $750 million.

Pre-Funded Warrants

Each Pre-Funded Warrant issued has an exercise price of $0.0001 per share, is exercisable immediately and will be exercisable until the Pre-Funded Warrant is exercised in full. The Pre-Funded Warrants include customary anti-dilution adjustments.

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise and unless otherwise elected by such subscriber pursuant to their original subscription agreement, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant.

The Company has agreed to make certain payments to the subscribers as liquidated damages and not as a penalty upon failure to deliver shares of New Class A Common Stock upon exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants.

Traditional Warrants

Each Traditional Warrant issued has an exercise price of $1.35 per share, will be exercisable immediately upon issuance and until the Traditional Warrants expire on the first anniversary of the effectiveness date of the registration statement covering the resale of the registrable PIPE securities.

The Traditional Warrants include customary anti-dilution adjustments.

Under the terms of the Traditional Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise and unless otherwise elected by such subscriber pursuant to their subscription agreement, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant.

The Company has agreed to make certain payments to the subscribers as liquidated damages and not as a penalty upon failure to deliver shares of New Class A Common Stock upon exercise of the Traditional Warrants in accordance with the terms of the Traditional Warrants.

The foregoing descriptions of the Pre-Funded Warrants and Traditional Warrants do not purport to be complete and are qualified in its entirety by reference to the forms of the Pre-Funded Warrants and Traditional Warrants, which are filed as Exhibits 4.4 and 4.5, respectively, and incorporated by reference.

351 Exchange

In addition, on September 12, 2025, the Company consummated the previously disclosed 351 Exchange (as defined below), pursuant to which it issued 2,681,893 shares of New Class A Common Stock in exchange for 69 bitcoin.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, the Company entered into a Sales Agreement, dated as of September 27, 2024 (the “Sales Agreement”), between the Company and A.G.P./Alliance Global Partners (the “Sales Agent”), relating to the issuance and sale of shares of the Company’s Existing Class B Common Stock, from time to time through or to the Sales Agent, acting as sales agent or principal, subject to the terms and conditions of the Sales Agreement, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. A description of the Sales Agreement was disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on September 30, 2024.

On September 8, 2025 (the “Effective Date”), the Company entered into a Notice of Termination (the “Notice of Termination”) with the Sales Agent terminating the Sales Agreement as of the Effective Date in connection with the Company’s proposed business combination with Strive. Certain provisions relating to expenses, governing law, jurisdiction, and indemnification survive solely with respect to the Sales Agreement. No termination penalties are payable by either party. A copy of the Notice of Termination is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the foregoing description of the Notice of Termination is qualified in its entirety by reference thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Introductory Note and Item 5.01 of this Current Report are incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation.

The information set forth in the Introductory Note and under Item 2.01 to this Current Report is incorporated by reference into this Item 2.04.

Item 3.02	Unregistered Sales of Equity Securities.

On the Closing Date, in connection with the Merger and as part of the previously disclosed consideration for the Merger as provided for in the Merger Agreement, the Company issued to certain Strive equity holders 154,452,010 shares of New Class B Common Stock as Merger Consideration, in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, the Company has amended and restated its Articles of Incorporation in their entirety (the “A&R Articles of Incorporation”), which, among other things, (x) redesignated the Company’s previous Class A common stock, $0.0001 par value per share (the “Existing Class A Common Stock”) as New Class B Common Stock (which continues to be high vote stock) and redesignated the Company’s Class B common stock, $0.0001 par value per share (the “Existing Class B Common Stock” and, together with the Existing Class A Common Stock, the “Existing Common Stock”) as New Class A Common Stock (which continues to be low vote stock) and (y) changed the name of the Company to “Strive, Inc.” The A&R Articles of Incorporation are attached as Exhibit 3.1 hereto and are incorporated herein by reference. Additionally, pursuant to the Merger Agreement, the Company amended and restated the bylaws of the Company (the “A&R Bylaws”). The A&R Bylaws are attached as Exhibit 3.2 hereto and are incorporated herein by reference.

The affirmative vote of holders of at least a majority of the voting power of the Company’s outstanding New Common Stock will generally be required to amend the A&R Articles of Incorporation, other than certain provisions that, after the Sunset Date (as such term is defined in the A&R Articles of Incorporation, may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of its outstanding shares of voting stock, voting together as a single class.

The A&R Articles of Incorporation and A&R Bylaws provide, among other things, (i) for a restriction on acquiring more than a 20% ownership interest in the Company and (ii) that from and after the Sunset Date (as such term is defined in the A&R Articles of Incorporation), the Company will be governed by Nevada’s “combinations with interested stockholders” statutes (Nevada Revised Statutes 78.411 through 78.444).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 1.01 and 5.02 of this Current Report is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, each share of capital stock of Strive converted into the right to receive a number of shares of the Company Consideration Stock equal to the Exchange Ratio plus cash in lieu of fractional shares as specified in the Merger Agreement. The “Company Consideration Stock” is the New Class B Common Stock. The “Exchange Ratio” was calculated so that each holder of Strive capital stock received, in respect of each share of capital stock of Strive, a number of shares of Company Consideration Stock equal to the quotient obtained by dividing (a) the Aggregate Merger Consideration Share Number (as defined in the Merger Agreement) by (b) the aggregate number of shares of Strive common stock issued and outstanding as of immediately prior to the Effective Time (for purposes of this clause (b), assuming the conversion of all Strive preferred stock and including shares of Strive common stock subject to restricted stock units that settle in shares of Strive common stock (“Strive RSUs”) that have vested but not settled or restricted stock awards that settle in shares of Strive common stock (“Strive RSAs”) that have vested but not settled).

As a result of the Merger, and before giving effect to the PIPE or certain exchanges pursuant to which the Company issued New Class A Common Stock to investors in exchange for Bitcoin (as described in the Company’s Current Report on Form 8-K filed on August 28, 2025) (the “351 Exchange”), the Merger resulted in Strive securityholders holding 94.2% of the Pro Forma Share Total (as defined in the Merger Agreement). Accordingly, the Merger resulted in a change in control of the Company.

In connection with the closing of the Merger, the Company entered into the Shareholders Agreement with the Controlling Shareholders, each of whom received Company Consideration Stock, pursuant to which the Controlling Shareholders will have the ability to exercise substantial control over all corporate actions of the Company. As of the date hereof, the Controlling Shareholders control a majority of the voting power of the Company, and the Company is a “controlled company” for purposes of Nasdaq listing standards.

As a result of the effectiveness of the A&R Articles of Incorporation, shares of Existing Common Stock were redesignated as shares of New Common Stock. Former Company stockholders did not receive consideration with respect to such shares of Existing Common Stock; however, as a result of the Merger, the Company became the parent company of Strive, and, as such, the New Common Stock, in addition to representing an ownership interest in the Company, represents an indirect ownership interest in Strive.

PIPE Financing

In connection with the closing of the Merger, on September 12, 2025, the Company issued the Pre-Funded Warrants and Traditional Warrants. The future exercise of the Traditional Warrants and/or the Pre-Funded Warrants for shares of New Class A Common Stock may result in the parties to the Shareholders Agreement ceasing to own a majority of the voting power of the Company, resulting in a change of control of the Company. Additionally, while the Company agreed that it will elect to be a “controlled company” for purposes of the Nasdaq listing standards, the Company may in the future cease to be a “controlled company” as a result of issuances by the Company and the potential exercise of warrants issued in connection with the PIPE.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

Following completion of the Merger and as contemplated by the Merger Agreement, (i) Michael Gaubert (pursuant to a written notice given to the Company on September 10, 2025), Kyle Fairbanks, Richard A. Burton, John A. Jack II, Scott K. McDonald and David Reynolds resigned as directors of the Company on September 12, 2025, (ii) Arshia Sarkhani, Chief Executive Officer and President, Matthew Krueger, Chief Financial Officer, Treasurer and Secretary, Arman Sarkhani, Chief Operating Officer, Kyle Fairbanks, Chief Marketing Officer and Executive Vice-Chairman, Michael Gaubert, Executive Chairman, and Jason Lee, Chief Technology Officer resigned as officers of the Company and (iii) Matthew Cole, Benjamin Pham, Logan Beirne, Arshia Sarkhani, Avik Roy, Ben Werkman, Pierre Rochard, Shirish Jajodia, James A. Lavish, Jonathan R. Macey and Mahesh Ramakrishnan were appointed as directors of the Company on September 12, 2025. In connection with such appointments, Matthew Cole, Arshia Sarkhani, Logan Beirne and Benjamin Pham were each designated a Class III director, with their initial terms expiring at the Company’s 2028 annual meeting, Shirish Jajodia, Pierre Rochard, Ben Werkman and Avik Roy were each designated a Class II director, with their initial terms expiring at the Company’s 2027 annual meeting and each of James A. Lavish, Jonathan R. Macey and Mahesh Ramakrishnan were designated a Class I director, with their initial terms expiring at the Company’s 2026 annual meeting. None of such directors’ or officers’ decisions to resign from the Board was the result of any disagreement relating to the Company’s operations, policies or practices.

On September 12, 2025, the Company affirmatively determined that each of Messrs. Roy, Werkman, Rochard, Lavish, Macey and Ramakrishnan meet the definition of “independent director” under the applicable rules and regulations of the SEC and the applicable listing standards of Nasdaq.

On September 12, 2025, Matthew Cole was appointed as Chief Executive Officer of the Company, Benjamin Pham was appointed as Chief Financial Officer and Principal Accounting Officer of the Company, Logan Beirne was appointed Chief Legal Officer of the Company, and Arshia Sarkhani was appointed Chief Marketing Officer of the Company.

On September 12, 2025, Messrs. Roy, Werkman and Rochard were appointed by the Board to each of the compensation committee, audit committee and nominating and corporate governance committee.

Pierre Rochard is the Founder and CEO of the Bitcoin Bond Company since April 2025, a financial technology firm focused on developing bitcoin-backed financial products. Prior to that role, he served as Vice President of Research for Riot Platforms Inc. from July 2022 to March 2025, one of the largest publicly traded Bitcoin mining companies in North America. Before that, he was a product manager at Kraken Digital Asset Exchange, a cryptocurrency exchange, from October 2019 to June 2022. Mr. Rochard has an extensive career in Bitcoin economics, policy and technology. He started his career in public accounting and later co-founded the Satoshi Nakamoto Institute, an educational initiative dedicated to archiving and promoting Bitcoin’s intellectual history. He became a prominent writer and speaker on Bitcoin, energy policy and financial regulation, and has advised policymakers, institutional investors and corporations on Bitcoin adoption and integration into the traditional financial markets. Mr. Rochard was educated at the University of Texas at Austin, where he earned his Bachelor of Business Administration and Master’s degrees in Accounting. Mr. Rochard brings to the New Strive Board deep expertise in Bitcoin, financial innovation and regulatory engagement. His background at the intersection of digital assets, economics and public policy supports informed oversight and long-term value creation.

Shirish Jajodia has served as Vice President, Corporate Treasurer and Head of Investor Relations at Strategy Inc. since November 2022 and previously served as the Senior Director of Treasury and Investor Relations since October 2021. Mr. Jajodia holds a B.Tech. in Metallurgical Engineering and Materials Science from the Indian Institute of Technology, Bombay and has completed Level 2 of the CFA program and passed Level 1 of the Financial Risk Manager (FRM) certification. He is proficient in multiple languages, including English, Hindi, and Marathi, and has a strong background in treasury management, investor relations, and corporate finance strategies, particularly in the context of digital assets like Bitcoin. Under his leadership, Strategy has implemented a digital asset treasury reserve policy, positioning the company as a pioneer in corporate bitcoin holdings. Mr. Jajodia brings to the Board deep expertise in strategic treasury planning, digital asset management and investor engagement. His experience leading high-impact financial initiatives at Strategy positions him to contribute meaningfully to the Board’s oversight of the Company’s financial strategic direction as the Company enters its next phase of growth.

James A. Lavish is the Co-Founder and has been Managing Partner of the Bitcoin Opportunity Fund, a value investment fund focused on public and private opportunities within the Bitcoin ecosystem, since August 2023. From March 2006 to January 2022, Mr. Lavish served as Chief Operating Officer of LKCM Alternative Investments, LLC, an asset management firm. Before that, Mr. Lavish co-founded and served as Managing Partner at Ranger Arbitrage, a risk arbitrage hedge fund. Mr. Lavish earned his B.A. in Political Science from Yale University in 1993 and has been a Chartered Financial Analyst (CFA) since 2002. Mr. Lavish is Managing Director of certain funds associated with Bitcoin Opportunity Fund that purchased an aggregate of 1,111,111 shares of New Class A Common Stock and 1,111,111 Traditional Warrants through the funds’ participation in the Company’s PIPE financing. Mr. Lavish holds immaterial limited partnership interests in the funds’ interests in the Company but may be deemed, as a result of his general partnership interests in the funds, to have a material interest in the future performance of the funds’ investment in the Company. Mr. Lavish brings to the Board a deep understanding of macroeconomic trends and digital asset infrastructure.

Jonathan R. Macey has been the Sam Harris Professor of Corporate Law, Corporate Finance and Securities Law at Yale University, and a Professor in the Yale School of Management since 2004. Professor Macey is also a Member of the Executive Committee of the Yale Law School Center for the Study of Corporate Governance, and of the Members Consultative Group for the American Law Institute, Restatement of the Law, Corporate Governance. Professor Macey previously served as Chair of the Yale University Advisory Committee on Investor Responsibility (ACIR) and as Chair of the Yale University Committee on Fossil Fuel Investment Principles (CFFIP). Prior to joining the faculty at Yale, Professor Macey served as J. DuPratt White Professor of Law at Cornell University. He has served as an independent director of two public companies. Professor Macey previously served as a member of the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) Economic Advisory Committee, as a member of the FINRA National Adjudicatory Council and is Co-Chair of the Bipartisan Policy Center Task Force on Capital Markets. Professor Macey is the author of several books and over 150 articles on corporate law and banking law. He has served as a member of the Legal Advisory Committee to the Board of Directors of the New York Stock Exchange. Professor Macey earned his B.A. from Harvard College and his J.D. from Yale Law School. Professor Macey brings to the Board his significant expertise in corporate governance, securities law and finance, as well as his prior experience as a public company director.

Mahesh Ramakrishnan is the Co-Founder and has been Managing Partner of Escape Velocity (EV3) Ventures, a venture capital firm focused on early-stage investments in blockchain infrastructure and decentralized technologies, since April 2022. From August 2020 to March 2022, he served as a Private Equity Investor at Apollo Global Management Inc., a global alternative investment manager. From July 2018 to July 2020, Mr. Ramakrishnan served at Goldman Sachs, a multinational financial services firm. Mr. Ramakrishnan earned a Bachelor of Arts in Economics from Harvard University in 2018 and an MBA from Harvard Business School in 2022. Mr. Ramakrishnan brings to the Board experience in private equity, venture capital, and financial technology, with a focus on decentralized infrastructure and digital asset ecosystems.

The information set forth in the Proxy Statement/Prospectus dated August 22, 2025 with respect to the Merger (the “Proxy Statement/Prospectus”) in the Section entitled “Directors and Executive Officers - Directors and Executive Officers of New Strive Following the Merger” on pages 237 through 240 thereof related to biographical information about each of the other directors and executive officers following the Merger, family relationships, director independence, compensation committee interlocks and insider participation and certain relationships and related party transactions is incorporated herein by reference.

As a non-employee director, each of Messrs. Roy, Werkman, Rochard, Jajodia, Lavish, Macey and Ramakrishnan will each receive cash compensation and an initial equity retainer in accordance with the terms of the Company’s non-employee director compensation policy or individual letter agreements, in each case which will be adopted or finalized as soon as practicable following the Closing Date.

Equity Incentive Plan

In connection with and effective as of the closing of the Merger, the Company assumed the Strive Enterprises, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Equity Incentive Plan”), as well as the outstanding awards granted thereunder, the award agreements evidencing the grants of such awards and the remaining shares available under Equity Incentive Plan, including any awards granted to the Company’s named executive officers, in each case subject to applicable adjustments in the manner set forth in the Merger Agreement to such awards. The material features of the Equity Incentive Plan are described on pages 244 through 246 of the Proxy Statement/Prospectus, which description is incorporated by reference herein.

Initial Equity Awards

On September 12, 2025, the Company approved the following awards of restricted stock units that settle in New Class A Common Stock of the Company (“RSUs”) pursuant to the Equity Incentive Plan: Mr. Pham received an award of 555,555 RSUs, Mr. Beirne received an award of 2,222,222 RSUs and Mr. Sarkhani received an award of 740,740 RSUs. The awards of RSUs will vest over a three-year period, with one-third of the RSUs vesting on the first anniversary of the Closing Date and remaining RSUs vesting in equal quarterly installments over a two-year period thereafter, subject to the applicable Executive’s continued employment through each vesting date.

Indemnification Agreements

On September 12, 2025, the Company entered into indemnification agreements with its directors and executive officers, substantially in the form filed herewith as Exhibit 10.1. Pursuant to such agreements, the Company agrees to indemnify its directors and executive officers to the fullest extent permitted by Nevada law, including for any expenses, judgments, fines, and settlement amounts incurred due to their status as a director, officer, employee, agent or fiduciary of the Company or of any other entity at the express request of the Company.

The foregoing description of the form of indemnification agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of indemnification agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Payments and Benefits to Certain Executive Officers

On September 10, 2025, the Compensation Committee of the Board of the Company approved cash bonuses for the Company’s former principal executive officer, former principal financial officer and named executive officers, among others. Arshia Sarkhani, the Company’s former Chief Executive Officer and President, Matthew Krueger, the Company’s Chief Financial Officer, Secretary and Treasurer, and Michael Gaubert, the Company’s former Executive Chairman, each received a cash bonus of $100,000. Kyle Fairbanks, the Company’s former Executive Vice-Chairman and Chief Marketing Officer, received a cash bonus of $50,000.

In addition, on September 12, 2025, the Board of the Company approved that the time-vesting condition for all of the restricted stock units held by Matthew Cole as of the Closing will be deemed satisfied and the restricted stock units will be fully vested at that time.

Separation Agreements

In connection with the Merger Agreement, the Company entered into a Separation Agreement and Release of Claims, dated as of September 10, 2025, with each of Matthew Krueger and Michael Gaubert (collectively, the “Separation Agreements”). Pursuant to the Separation Agreements, effective as of the Closing Date (the “Separation Date”), (i) the employment letter agreement, dated March 27, 2025, between the Company and Mr. Krueger (the “Employment Agreement”), was terminated as a result of Mr. Krueger’s removal as Chief Financial Officer, Secretary, and Treasurer of the Company and from any and all other positions held by Mr. Krueger with the Company as of the Separation Date, and (ii) the consulting letter agreement, dated March 27, 2025, between the Company and Mr. Gaubert (the “Consulting Agreement”), was terminated as a result of Mr. Gaubert’s removal as Executive Chairman of the Company and from any and all other positions held by Mr. Gaubert with the Company as of the Separation Date.

The Separation Agreements provide that at least two days before the Separation Date, the Company will pay a separation fee of $180,000 to Mr. Krueger pursuant to the Employment Agreement and $240,000 to Mr. Gaubert pursuant to the Consulting Agreement. The Company will provide health insurance coverage through March 27, 2027 under the same plan(s) and at the same level of coverage as in effect immediately prior to the Separation Date, subject to the same terms, conditions, and employee contribution requirements (if any) as applied to similarly situated active employees of the Company as of the Separation Date, and each of Mr. Krueger and Mr. Gaubert will be responsible for any employee portion of the premium or other costs that would have been applicable had he remained engaged. In addition, the Separation Agreements provide for mutual general releases of claims, covenants not to sue, and non-disparagement covenants. Copies of the Separation Agreements are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

The Introductory Note and Item 3.03 of this Current Report are incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics

On September 12, 2025, the Board adopted an updated and revised code of business conduct and ethics (the “Code”) upon completion of the Merger. The Code applies to all directors, officers, and employees of the Company. The updates and revisions to the Code, among other things: clarify and revise provisions relating to compliance with laws, protection of proprietary information, conflicts of interest, corporate opportunities, fair dealing, public disclosures, reporting requirements and insider trading, and also make other non-substantive administrative and stylistic changes.

The summary description of these updates and revisions to the Code set forth above is qualified in its entirety by reference to the full text of the Code, as amended, which can be found on the Company’s corporate website at http://investors.strive.com. The contents on the Company’s website are not incorporated by reference in this report.

Item 7.01	Regulation FD Disclosure.

On September 12, 2025, the Company issued a press release to announce the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The information set forth in the Proxy Statement/Prospectus in the Section entitled “Risk Factors” on pages 131 through 170 with respect to risks related to the Merger, risks related to the business of the Company, risks related to the Company’s securities and status as a public company and risk related to Nevada law, the Company’s charter and anti-takeover risks, is incorporated herein by reference.

The information set forth (i) in the Proxy Statement/Prospectus in the Section entitled “Other Agreements Related to the Transaction” on pages 213 through 214 and (ii) Item 1.01 of this Current Report with respect to the Company’s Shareholders Agreement and Registration Rights Agreement is incorporated herein by reference.

The information set forth in the Proxy Statement/Prospectus in the Section entitled “Information about Strive” on pages 231 through 236 is incorporated herein by reference.

The information set forth in the Proxy Statement/Prospectus in the Section entitled “Security Ownership of Certain Beneficial Owners and Management-Security Ownership of New Strive after the Merger” on page 254 is incorporated herein by reference.

The information set forth in the Proxy Statement/Prospectus in the Section entitled “Description of Securities” on pages 255 through 258 with respect to the Company’s securities is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses of Funds Acquired.

The financial statements required by Item 9.01(a) of Form 8-K were previously filed by the Company in the Proxy Statement/Prospectus in the Section entitled “Historical Consolidated Financial Information for Strive” and are incorporated by reference herein.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) of Form 8-K were previously filed by the Company in the Proxy Statement/Prospectus in the Section entitled “Unaudited Pro Forma Combined Consolidated Financial Information” and are incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger among Asset Entities Inc., Alpha Merger Sub, Inc. and Strive Enterprises, Inc., dated as of June 27, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-41612) filed on July 3, 2025)*
3.1	Amended and Restated Articles of Incorporation of Strive, Inc.
3.2	Amended and Restated Bylaws of Strive, Inc.
4.1	Shareholders Agreement, dated as of September 12, 2025, by and among the Company and the Controlling Shareholders.
4.2	Registration Rights Agreement, dated as of September 12, 2025, by and among the Company and the Controlling Shareholders.
4.3	First Amendment to the First Amended and Restated Investors’ Rights Agreement, dated as of September 12, 2025
4.4	Form of Pre-Funded Warrant
4.5	Form of Warrant
10.1	Notice of Termination between Asset Entities Inc. and A.G.P./Alliance Global Partners, dated as of September 8, 2025
10.2	Form of Indemnification Agreement.
10.3	Separation Agreement and Release of Claims between Asset Entities Inc. and Matthew Krueger, dated as of September 10, 2025
10.4	Separation Agreement and Release of Claims between Asset Entities Inc. and Michael Gaubert, dated as of September 10, 2025
99.1	Press Release dated September 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2025	STRIVE, INC.

/s/ Matthew Cole
	Name:	Matthew Cole
	Title:	Chief Executive Officer